Exhibit 10.7


                                    AGREEMENT


THIS AGREEMENT dated the 22nd day of November, 2000.

A M O N G:


               DYNACARE INC., a corporation incorporated under the laws of the Province of Ontario

               (hereinafter referred to as the "Corporation")

                                                              OF THE FIRST PART

               - and -


               MICHAEL E. LATNER , of the City of Toronto, in the Province of Ontario

               (hereinafter referred to as the "Executive")

                                                             OF THE SECOND PART


         WHEREAS the parties hereto are parties to an employment agreement made the 4th day of March, 1997 with respect to the Executive's employment with the Corporation (the "Employment Agreement"); and

         WHEREAS the parties hereto now wish to terminate the Employment Agreement and the Executive's employment with the Corporation on the terms and conditions set out herein;

         NOW THEREFORE THIS AGREEMENT WITNESSETH that for good and valuable consideration now paid by each party to the other party (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

1.        Termination of Employment Agreement

         The Employment Agreement and the Executive's employment with the Corporation are hereby terminated and the parties hereto acknowledge that the Employment Agreement shall be of no further force or effect.



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2.       Termination Payment

         The Corporation hereby agrees to pay forthwith to the Executive the sum of Cdn$1,100,000 (the "Termination Payment"), less any deductions or withholdings required by law.

3.       Release

         (a) The Executive does hereby remise, release and forever discharge the Corporation and its partners, officers, directors, employees and agents, any related companies and their officers, directors, employees and agents (collectively, the "Releasees") all manner of actions, causes of action, deeds, suits, proceedings, debts, dues, duties, accounts, bonds, covenants, contracts, claims, demands, damages (known or unknown), sums of money, controversies, promises, doings, actions, variances, trespasses, grievances, executions and liabilities whatsoever both in law and in equity which against the Releasees either of the undersigned ever had, now has or hereafter can, shall or may have for or by reason of or in respect of any cause, act, matter or thing whatsoever existing up to and including the date hereof, including, without limiting the foregoing, any claims arising out of the Employment Agreement or in any way related to the Executive's employment with the Corporation or the cessation of the Executive's employment with the Corporation.

         (b) Without limiting the generality of the foregoing paragraph, the Executive specifically acknowledges that any amounts which may be owing to the Executive pursuant to the Employment Standards Act, including sections 57 (termination pay) and 58 (severance pay) of the Employment Standards Act, have been received.

         (c) The Executive further covenants and agrees not to join, assist, aid or act in concert in any manner whatsoever with any other person, firm or corporation in the making of any claim or demand or in the bringing of any proceeding or action in any manner whatsoever against the Releasees, and not to make any claim or demand nor bring any proceeding or action in any manner whatsoever against any person, firm or corporation who might claim contribution or indemnity from the Releasees, arising out of or in relation to the matters hereinbefore remised, released or discharged.

4.       Taxes

         The Executive undertakes and agrees to pay the Receiver General of Canada any income tax or Human Resources Development Canada employment insurance charges or penalties of any kind that are or may subsequently be levied against the Executive or the Releasees in respect of all payments made under this Agreement and, in the event that any proceedings are commenced or levied by the Receiver General of Canada in respect of any payments aforesaid against the Releasees, the Executive agrees to indemnify and save harmless the Releasees as to any legal fees or disbursements and any money that might be required to be paid either to the Receiver General of Canada or Revenue Canada or by any court with respect to the payment hereunder.


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5.       Confidentiality

         The Executive acknowledges and agrees that:

         (a) in the course of performing his duties and responsibilities for the Corporation, he has had access to and has been entrusted with detailed confidential information and trade secrets (printed or otherwise) concerning past, present, future and contemplated projects, services, operations, joint ventures, and bidding techniques and procedures of the Corporation and its subsidiaries, including, without limitation, information relating to addresses, preferences, needs and requirements of past, present and prospective clients, customers, suppliers and employees of the Corporation and its subsidiaries (collectively, "Trade Secrets"), the disclosure of any of which to competitors of the Corporation or to the general public, or the use of same by the Executive or any competitor of the Corporation or any of its subsidiaries, would be highly detrimental to the interests of the Corporation;

         (b) in the course of performing his duties and responsibilities for the Corporation, the Executive has been a representative of the Corporation to its customers, clients and suppliers and as such has had significant responsibility for maintaining and enhancing the goodwill of the Corporation with such customers, clients and suppliers and would not have, except by virtue of his employment with the Corporation, developed a close and direct relationship with the customers, clients and suppliers of the Corporation; and

         (c) the right to maintain the confidentiality of the Trade Secrets, the right to preserve the goodwill of the Corporation and the right to the benefit of any relationships that have developed between the Executive and the customers, clients and suppliers of the Corporation by virtue of the Executive's employment with the Corporation constitute proprietary rights of the Corporation, which the Corporation is entitled to protect.

         In acknowledgement of the matters described above and in consideration of the payments to be received by the Executive pursuant to this Agreement, the Executive hereby agrees that he will not directly or indirectly disclose to any person or in any way make use of (other than for the benefit of the Corporation), in any manner, any of the Trade Secrets, provided that such Trade Secrets shall be deemed not to include information that is or becomes generally available to the public other than a result of disclosure by the Executive.

6.       Non-Solicitation and Non-Competition

         (a) The Executive agrees that for the period of two years next following the date of this Agreement, he will not on his own account or as director, representative, employee, or agent for any person, firm, or company be engaged directly or indirectly (except as a shareholder in a publicly traded corporation holding less than 5% of the issued and outstanding securities of any class of such corporation) in any business which is engaged in activities similar to or competing with those of the Corporation (presently being the provision of clinical laboratory

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         services in the United States and Canada, including the ownership and operation of clinical laboratories and the provision of clinical testing services to hospitals and other health care providers under long term or other contractual arrangements, including joint ventures).

         (b) The Executive shall not, for a period of two (2) years next following the date of this Agreement, solicit or seek to obtain orders from or interfere with or endeavour to entice away any client or customer of the Corporation with whom he has come in contact, or of whom he has knowledge, during the course of his employment with the Corporation.

         (c) The Corporation shall be entitled to counter any violation of this section 6 by interim injunction without security and the Executive shall incur full liability to the Corporation for any violation.

         (d) The covenants contained in this section 8 are separate and several and the Executive acknowledges that the restrictions herein contained on his activities are reasonable to protect the business interests of the Corporation and that such agreements are given for valuable consideration and are valid and enforceable.

7.       Return of Materials

         All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and lists (including lists of customers, suppliers, products and prices) pertaining to the business of the Corporation or any of its subsidiaries and associates that has or may come into the possession or control of the Executive are the property of the Corporation or such subsidiary or associate, as the case may be. The Executive agrees to deliver promptly to the Corporation all such property of the Corporation in the possession of the Executive or directly or indirectly under the control of the Executive.

8.       General Provisions

         (a) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         (b) This Agreement and those documents expressly referred to herein constitute the entire agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may be related to the subject matter hereof in any way.


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         (c) This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         (d) All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of Ontario, without giving effect to any choice of law or conflict of law provision or rule (whether of Ontario or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Ontario.

         (e) Neither party may assign, pledge or encumber his or its interest in this Agreement nor assign any of his or its rights or duties under this Agreement without the prior written consent of the other party.

         (f) This Agreement shall be binding on and enure to the benefit of the successors and permitted assigns of the Corporation and the heirs, executors, personal legal representatives and permitted assigns of the Executive.

         (g) Any notice or other communication required or permitted to be given hereunder shall be in writing and either delivered by hand or mailed by prepaid registered mail. At any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise, a notice so mailed shall be deemed to have been received three business days after the postmarked date thereof or, if delivered by hand, shall be deemed to have been received at the time it is delivered. If there is a general discontinuance of postal service due to strike, lockout or otherwise, a notice sent by prepaid registered mall shall be deemed to have been received three business days after the resumption of postal service. Notices shall be addressed as follows:

                  (i)      If to the Corporation:

                           20 Eglinton Avenue West
                           Suite 1600
                           Toronto, Ontario
                           M4R 2H1

                           with a copy to:

                           Golder, Thoma, Cressey, Rauner, Inc.
                           6100 Sears Tower
                           Chicago, Illinois
                           60606 6402

                           Attention:       Bruce Rauner


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                  (ii)     If to the Executive:

                           19 Old Forest Hill Road
                           Toronto, Ontario
                           M5P 2P6

         (h) The Executive hereby represents and warrants to the Corporation and acknowledges and agrees that he had the opportunity to seek and was not prevented nor discouraged by the Corporation from seeking independent legal advice prior to the execution and delivery of this Agreement and that, in the event that he did not avail himself of that opportunity prior to signing this Agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defence to the enforcement of his obligations under this Agreement. The Executive further acknowledges that he has read this Agreement, understands this Agreement, and agrees to be bound by this Agreement.




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         IN WITNESS WHEREOF the parties hereto have executed this Agreement the date first written above.


                                DYNACARE INC.

                                By: /s/ Harvey Shapiro
                                    ------------------------------------------
                                         Name: Harvey Shapiro
                                         Title: Chief Executive Officer



                                /s/ Michael E. Latner
                                -------------------------------------------
Witness                         Michael E. Latner




















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